                                                                HEI Exhibit 99.1



                  SEVENTH AMENDMENT TO TRUST AGREEMENT BETWEEN
                     FIDELITY MANAGEMENT TRUST COMPANY AND
                       HAWAIIAN ELECTRIC INDUSTRIES, INC.

     THIS SEVENTH AMENDMENT TO TRUST AGREEMENT is made and entered into June 13, 1997, by and between Fidelity Management Trust Company (the "Trustee") and Hawaiian Electric Industries, Inc. (the "Sponsor");

                                  WITNESSETH:

     WHEREAS, the Trustee and the Sponsor heretofore entered into a Trust Agreement dated November 28, 1988, and amended December 22, 1989, January 1, 1994, March 15, 1994, February 1, 1996, April 1, 1996 and April 1, 1997 (the
"Trust Agreement"), for the Hawaiian Electric Industries Retirement Savings Plan (the "Plan"); and

     WHEREAS, the Trustee and the Sponsor wish to further amend said Trust Agreement as provided for in Section 13 thereunder;

     NOW THEREFORE, in consideration of the above premises, the Trustee and the Sponsor hereby amend the Trust Agreement by:

     (1)  Amending and restating Schedule "B" as attached.

     (2)  Amending and restating Section 15(b) as follows:

          (b) The Trustee is not a party to the Plan, and in the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of this Agreement will control with respect to the rights and obligations of the Trustee.

     IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Seventh Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

HAWAIIAN ELECTRIC                            FIDELITY MANAGEMENT TRUST COMPANY
INDUSTRIES, INC.
BY: HAWAIIAN ELECTRIC
INDUSTRIES, INC. PENSION
INVESTMENT COMMITTEE


By: /s/ Constance H. Lau                     By: /s/ Cheryl Gladstone   6/20/97
    ----------------------------------           ------------------------------
    Constance H. Lau        Date                 Vice President         Date
    Secretary & Member


By: /s/ Peter C. Lewis      6/5/97
    ----------------------------------
     Peter C. Lewis         Date
     Member

                                  SCHEDULE "B"
                                  FEE SCHEDULE
                                  ------------

Recordkeeping Fees
------------------

* Annual Participation Fee        Fees will be billed quarterly and are
 (See below)                      subject to a $7,500.00** per year or $22.00
                                  per participant per year minimum fee,
                                  whichever is greater.

* Plan Establishment Fee          $2,500.00

* Loan Fee                        Establishment fee of $35.00 per loan account;
                                  annual fee of $15.00 per loan account.

* Plan Sponsor Workstation (PSW): $1,000 per PSW per year for up to two PSW's.
                                  A third PSW is $2,500 per year and each
                                  additional PSW is $1,500 per year. There is a $5.00 charge per hour per PSW for on-line usage (no charge if accessed via another internet service provider).

* Other Fees: extraordinary expenses resulting from large numbers of simultaneous manual transactions or from errors not caused by Fidelity.

** This fee will be imposed pro rata for each calendar quarter, or any part
                                              --------
thereof, that it remains necessary to keep a participant's account(s) as part of the Plan's records, e.g. vested, deferred, forfeiture, top-heavy and terminated participants who must remain on file through the calendar year-end for 1099R reporting.

Trustee Fees
------------

* To the extent that assets are invested in Fidelity Mutual Funds, 0.0125% per calendar quarter of the assets in the Trust as of the calendar quarter's last valuation date, but no less than $2,500.00

(Note: The Trustee reserves the right to review migration into Non-Fidelity Mutual Funds for potential impact on recordkeeping fees.)

HAWAIIAN ELECTRIC                             FIDELITY MANAGEMENT TRUST COMPANY
INDUSTRIES, INC.
BY: HAWAIIAN ELECTRIC
INDUSTRIES, INC. PENSION
INVESTMENT COMMITTEE


By: /s/ Constance H. Lau                     By: /s/ Cheryl Gladstone   6/20/97
    ----------------------------------           ------------------------------
    Constance H. Lau        Date                 Vice President         Date
    Secretary & Member


By: /s/ Peter C. Lewis      6/5/97
    ----------------------------------
     Peter C. Lewis         Date
     Member